Exhibit 99.3

Selected Melinta Therapeutics, LLC Financial Information1

($ in millions)	2024A	Q1 2025A	Q2 2025A
Net Product Revenue	$106	$26	$29
Contract Revenue	11
License and Other Revenue	2
Other Revenue[2]	$14	$4	$4
Total Revenue	$120	$30	$33
Cost of Goods Sold	$(27)	$(7)	$(8)
Gross Profit	$93	$23	$26
% Margin	77%	77%	77%
Research & Development	$(15)	$(4)	$(5)
Selling, General and Administrative	(75)	(19)	(20)
Total Operating Expenses	$(90)	$(23)	$(25)
Income / (Loss) From Operations	$3	$0	$1
% Margin	2%	1%	3%
Interest Income	$1	$0	$0
Interest Expense	(8)	(2)	(2)
Other (Expense) Income[3]	(1)	0	2
Loss Before Income Taxes	$(5)	$(1)	$1
Income Tax Provisions	-	-	-
Net Income / (Loss)	$(5)	$(1)	$1

Source: Melinta Management

[1]	2025A quarterly financials are preliminary and unaudited.

[2]	2024A financials break out “Other Revenue” into “Contract Revenue” and “License and Other Revenue”. Q1 2025A and Q2 2025A financials do not break out “Other Revenue” and only report one line item.

[3]	Q1 2025A and Q2 2025A financials break out “Other (Expense) Income” into “Gain (Loss) on Foreign Exchange” and “Income and Other Taxes”. 2024A financials do not break out “Other (Expense) Income” and only report one line item.